2001 ROSS AVENUE	AUSTIN
DALLAS, TEXAS	DALLAS
75201-2980	DUBAI
214.953.6500	HONG KONG
FAX 214.953.6503	HOUSTON
www.bakerbotts.com	LONDON
MOSCOW
NEW YORK
RIYADH
WASHINGTON

Exhibit 5.1
April __, 2007
MetroPCS Communications, Inc.
8144 Walnut Hill Lane
Suite 800
Dallas, TX 75231-4388
Ladies and Gentlemen:
          As set forth in the Registration Statement on Form S-1 (File No. 333-139793) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) by MetroPCS Communications, Inc., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offering and sale by the Company of 37,500,000 shares (the “Company Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and by the Selling Stockholder identified in the Registration Statement (the “Selling Stockholders”) of 12,500,000 shares (the “Stockholder Shares”) of Common Stock, together with up to 7,500,000 additional shares of Common Stock (the “Additional Shares”) that may be sold by the Selling Stockholders pursuant to the underwriters’ over-allotment option as described in the Registration Statement, certain legal matters in connection with the Company Shares, the Stockholder Shares and the Additional Shares are being passed upon for you by us. We understand, and have assumed in the opinion set forth below, that the Company Shares are to be sold by the Company, and the Stockholder Shares and any Additional Shares are to be sold by the Selling Stockholders, pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”) in substantially the form filed as Exhibit 1.1 to the Registration Statement.
          In our capacity as your counsel in the connection referred to above, we have examined the Registration Statement and its exhibits, the form of Underwriting Agreement filed as an exhibit to the Registration Statement, the Certificate of Incorporation and the Bylaws of the Company, in each case as amended to date, a specimen certificate evidencing the Shares, and originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Company Shares and related matters, statutes and other instruments and documents as a basis for the opinions hereafter expressed. In giving such opinions, we have relied on certificates of officers of the Company with respect to the accuracy of the factual matters contained in such certificates. In making our examination, we

MetroPCS Communications, Inc.	2	April ___, 2007
have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. We have assumed in the opinion set forth below that the special pricing committee of the Board of Directors of the Company has determined the price at which the Company Shares, the Stockholder Shares and any Additional Shares are to be sold to the underwriters by the Company pursuant to the terms of the Underwriting Agreement.
          On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, (1) the Company Shares, the Stockholder Shares and the Additional Shares have been duly authorized by all necessary corporate action of the Company, (2) when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Company Shares will be validly issued, fully paid and non-assessable, and (3) the Stockholder Shares and the Additional Shares have been validly issued and are fully paid and non-assessable.
          We limit the opinions we express above in all respects to matters of the General Corporation Law of the State of Delaware, as in effect on the date hereof.
          We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.